UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

☐ Definitive Additional Materials

STRATUS MEDIA GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

October 2, 2012

Dear Shareholders:

The purpose of this letter and the enclosed Information Statement is to inform you that shareholders holding a majority of the voting power of the common stock of Stratus Media Group, Inc. (the “Company”) have executed a written consent in lieu of a meeting to approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock we may issue from 200,000,000 shares to 500,000,000 shares.

Our board of directors has authorized the amendment and shareholders holding a majority of the voting power of our common stock have executed a written consent approving the amendment. The consent we have received constitutes the only shareholder approval required under Nevada corporate law and our articles of incorporation and bylaws, as presently in effect. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, shareholder approval of this amendment will not become effective before October 25, 2012, which is approximately 21 calendar days after October 4, 2012, the date we first mailed the Information Statement to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of the voting power of our common stock approving the amendment satisfies all applicable shareholder voting requirements, we are not asking you for a Proxy; please do not send us one. We are furnishing this Information Statement to you solely to inform you of the approval of the amendment by the holders of the voting power of our common stock. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

October 2, 2012	By Order of the board of directors,

/s/ JEROLD RUBINSTEIN
Jerold Rubinstein
Chief Executive Officer and Chairman of the Board

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STRATUS MEDIA GROUP, INC.

1800 Century Park East, 6th Floor

Los Angeles, California 90067

INFORMATION STATEMENT

October 2, 2012

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about October 4, 2012, to the shareholders of record of Stratus Media Group, Inc. (the “Company”), at the close of business on September 20, 2012 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to take the following action (the “Proposal”):

Increase in Authorized Shares. To approve and adopt an amendment to the Company’s Articles of Incorporation to increase the number of the authorized shares of the Company’s common stock from 200,000,000 to 500,000,000.

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at (805) 884-9977. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

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DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no shareholder has any right to dissent to the Proposal, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 200,000,000 shares of common stock (the “Common Stock”), of which 89,413,894 shares were issued and outstanding and 5,000,000 shares of Preferred Stock of which 18,999 shares of the Series D 10% Preferred Stock and 8,450 shares of the Series E Preferred Stock are outstanding (the “Preferred Shares”). Each share of the Series D Preferred Shares is currently convertible into 60 shares of the Company’s Common Stock and the current effective conversion rate of the Series E Preferred Stock is 3,333 shares of Common Stock for each share of Series E Preferred Stock, subject to any adjustment for stock splits, stock dividends, recapitalizations, etc. Accordingly, as of August 31, 2012, the Preferred Shares are convertible into an aggregate of 30,446,527 shares of the Company’s Common Stock. The Series E Preferred Shares have voting rights on a fully converted basis.

Each share of Common Stock (including the Common Stock equivalent inherent in the voting rights of the Preferred Shares) entitles its holder to one vote on each matter submitted to the shareholders.

CONSENTING SHAREHOLDERS

The approval of the Proposal requires the consent of the holders of a majority of the voting power of the Common Stock entitled to vote. Approval of the Proposal was obtained as of September 11, 2012 by written consent of the holders of shares representing a majority of the voting power.

No consideration was paid for the consent of any Consenting Shareholder.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

Except as otherwise described, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal to which is not shared by all other holders of the Company’s Common Stock. See “Stockholdings of Certain Beneficial Owners, Directors and Management.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our Common Stock and the Preferred Shares please refer to our articles of incorporation, bylaws and the Certificate of Designation for the Preferred Shares that we have filed with the SEC.

We are authorized to issue 200,000,000 shares of Common Stock, $0.001 par value per share and 5,000,000 shares of Preferred Stock.

Common Stock

Voting. Each holder of Common Stock shall have one vote in respect of each share of stock held of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our shareholders.

Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

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Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, holders of Common Stock shall be entitled, unless otherwise provided by law or our articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common shareholders are subject to the rights of the shareholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

Preferred Stock

The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock. Pursuant to the Certificates of Designation relating to the Preferred Shares, each share of Series D Preferred Stock is convertible into 60 shares of common stock and the current effective rate of the Series E Preferred Shares is 3,333 shares of Common Stock for each share of Series E Preferred Stock. The Preferred Shares have voting rights on a fully converted basis.

APPROVAL OF INCREASE IN SHARES OF COMMON STOCK

Under our Articles of Incorporation as currently in effect, there are 200,000,000 shares of common stock. As of August 31, 2012, 89,413,894 shares of common stock were issued and outstanding. As of that date, there were approximately 121,170,373 shares of our common stock reserved for issuance upon the exercise of outstanding warrants and options and 30,446,527 shares reserved for issuance upon the conversion of outstanding shares of Preferred Stock.

Our Board of Directors and shareholders holding a majority of the Company’s voting power approved an amendment to our Articles of Incorporation, to increase the shares of common stock that are authorized for issuance by 300,000,000 shares, bringing the total number of common shares authorized for issuance to 500,000,000.

The purpose of the proposed increase in the number of authorized shares of common stock is to make additional shares available for issuance by the Company as the Board of Directors deems appropriate or necessary. Based upon our currently available funds, we will have to obtain additional financing in order to fund our ongoing and future business and operations and meet our working capital needs. We currently anticipate that we will seek to raise additional capital through the sale of additional shares of common stock or securities convertible into common stock. Unless our Articles of Incorporation is amended to increase the number of shares of common stock we are authorized to sell, we will not have sufficient authorized shares of common stock available for these purposes. Furthermore, additional authorized shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes. Also, we need additional authorized shares to cover shares issuable upon the exercise or conversion of outstanding options, warrants and preferred stock and in connection with future issuance of such shares.

The Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive or subscription rights with respect to future issuances of common stock.

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The increase in the authorized number of shares of common stock will not have any immediate effect on the rights of existing shareholders. Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company. Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. We have no present agreement or commitment, however, to issue any additional shares of common stock other than pursuant to the conversion of the Preferred Shares or the exercise of outstanding warrants and options.

STOCKHOLDINGS OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of August 31, 2012, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of our directors, and executive officers, beneficial owners known by the Company of more than five percent of the outstanding shares of our Common Stock and by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and does not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of August 31, 2012.

Beneficial Owner (a)	Title of Class of Stock	Amount and Nature of Beneficial Ownership (b)		Percent of Class (c)
5% Stockholders:
River Charitable Remainder Unitrust, West Charitable Remainder Unitrust, Liberty Charitable Remainder Trust	Common	40,625,000	(d)	31.2%
Paul Feller	Common	26,416,341	(e)	1.4%
Ralph Feller	Common	9,405,000		10.5%

Directors and Executive Officers:
Jerold Rubinstein, Chief Executive Officer and Chairman of the Board of Directors	Common	1,241,667	(f)	1.4%
Glenn Golenberg, Director and Chairman of the Compensation Committee	Common	510,370	(g)	0.6%
Seymour Siegel, Director and Chairman of the Audit Committee	Common	37,500	(h)	0.0%
Randall Cross, Director	Common	272,222	(i)	0.3%
Michael Dunleavy, Sr., Director	Common	257,778	(j)	0.3%
Jack Schneider, Director	Common	487,500	(k)	0.5%
William Kelly, Chief Operating Officer	Common	1,200,000	(l)	1.3%
John Moynahan, Chief Financial Officer	Common	1,860,000	(m)	2.0%
All Current Directors and Executive Officers as a Group (6 Persons)		5,867,037		18.4%

(a)	The address for each Beneficial Owner is c/o Stratus Media Group, Inc., 1800 Century Park East, 6th Floor, Los Angeles, CA 90067.

(b)	Except for Paul Feller, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(c)	Based on 89,413,894 shares outstanding as of August 31, 2012.

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(d)	As described in the Schedule 13D filed on June 1,2011, this amount consists of (a) 1,250,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock, 1,250,000 shares of Common Stock issuable upon exercise of the A Warrants and 625,000 shares of Common Stock issuable upon exercise of the B Warrants, all owned by River Charitable Remainder Unitrust; (b) 7,500,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock, 7,500,000 shares of Common Stock issuable upon exercise of the A Warrants, and 3,750,000 shares of Common Stock issuable upon exercise of the B Warrants, all owned by West Charitable Remainder Unittrust; and (c) 7,500,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock, 7,500,000 shares of Common Stock issuable upon exercise of the A Warrants, and 3,750,000 shares issuable upon exercise of the B Warrants, all owned by Liberty Charitable Remainder Trust. Mr. Blech is the sole trustree of each of the Trusts and has the sole voting and dispositive power of each of the trusts. Mr. Blech disclaims beneficial ownership of the Common Stock owned by each of the Trusts except to the extent of his pecuniary interest therein. This amount does not include 1,250,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock, 1,250,000 shares of Common Stock issuable upon exercise of the A Warrants, and 625,000 shares of Common Stock issuable upon exercise of the B Warrants, all owned by Miriam Blech, Mr. Blech's wife. Mr. Blech disclaims beneficial ownership of the shares owned by Ms. Blech and Ms. Blech disclaims beneficial ownership of the shares owned by Mr. Blech and the Trusts.

(e)	The Company holds the voting rights for Paul Feller until June 30, 2013.

(f)	Includes 475,000 vested shares of a restricted stock grant of 900,000 shares related to board service and chairman of the audit committee beginning April 7, 2012 and 766,667 vested portion of an option grant for 2,300,000 shares granted pursuant to Mr. Rubinstein's employment agreement. The restricted stock grant vests over three years and the options vest over one year.

(g)	Includes 110,370 vested shares of a restricted stock grant of 248,333 shares related to board service prior to July 1, 2011 and 400,000 vested shares of restricted stock grant of 900,000 related to board service and chairman of the compensation committee after July 1, 2011. Each restricted stock grant vests over three years.

(h)	Represents the vested portion of a stock option for 450,000 shares that vests over three years.

(i)	Includes 72,222 vested shares of a restricted stock grant of 162,500 shares related to board service prior to July 1, 2011 and 200,000 vested shares of a restricted stock grant of 450,000 shares related to board service after July 1, 2011. Each restricted stock grant vests over three years.

(j)	Includes 57,778 vested shares of a restricted stock grant of 130,000 shares related to board service prior to July 1, 2011 and 200,000 vested shares of a restricted stock grant of 450,000 shares related to board service after July 1, 2011. Each restricted stock grant vests over three years.

(k)	Includes 450,000 vested shares pursuant to a restricted stock granted related to Mr. Schneider's service as an advisor to the board and 37,500 vested shares of a restricted stock grant for 450,000 shares that vest over three years.

(l)	Represents the vested portion of options issued pursuant to employment agreement.

(m)	Consists of 1,560,000 vested options and restricted stock of 300,000 issued pursuant to an employment agreement.

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PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and a copy of our Quarterly Report on Form 10-Q for the six months ended June 30, 2012, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

October 2, 2012	By Order of the board of directors,

/s/ JEROLD RUBINSTEIN
Jerold Rubinstein
Chief Executive Officer and Chairman of the Board

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